EXHIBIT 16(b)

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                         MUNICIPAL INCOME PORTFOLIO
                       HYPOTHETICAL $10,000 INVESTMENT

-----------------------------------------------------------------------------
FOR THE PERIOD NOVEMBER 1, 1993 (COMMENCEMENT OF OPERATIONS)
     THROUGH OCTOBER 31, 1996
-----------------------------------------------------------------------------

Value of Initial $10,000      = ($10,000 / Beginning NAV) * Ending NAV
     Investment               = ($10,000 / $12.50) * $12.46
                              = $9,968.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 110.30 * $12.46
                              = $1,374.35

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 0.00 * $12.46
                              = $0.00

TOTAL VALUE  =  $9,968.00 + $1,374.35 + $0.00 = $11,342.35


-----------------------------------------------------------------------------
FOR THE PERIOD NOVEMBER 1, 1993 (COMMENCEMENT OF OPERATIONS)
     THROUGH OCTOBER 31, 1995
-----------------------------------------------------------------------------

Value of Initial $10,000      = ($10,000 / Beginning NAV) * Ending NAV
     Investment               = ($10,000 / $12.50) * $12.49
                              = $9,992.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 71.16 * $12.49
                              = $888.79

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 0.00 * $12.49
                              = $0.00

TOTAL VALUE  =  $9,992.00 + $888.79 + $0.00 = $10,880.79

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
     					 MUNICIPAL INCOME PORTFOLIO
                           (STANDARDIZED RETURNS)


                                    1 YR            INCEPTION
                                 ----------         ---------
# YEARS IN PERIOD                     1              3.00274
AVERAGE ANNUAL TOTAL RETURN         0.59%            3.05%
MAXIMUM SALES LOAD                  3.50%            3.50%


FOR THE ONE YEAR PERIOD ENDED OCTOBER 31, 1996

Average Annual Total Return
---------------------------

(ERV/P)**(1/N)          -1  = T

($1,005.95/1,000)**1    -1  = T
                     .0059  = T
                     0.59%  = T


INCEPTION THROUGH OCTOBER 31, 1996

Average Annual Total Return
---------------------------

(ERV/P)**(1/N)      -1     = T

($1,094.51/1,000)
    ** (1/3.00274)   -1     = T
                  .0305    = T
                  3.05%    = T

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
					     MUNICIPAL INCOME PORTFOLIO
                         (NON-STANDARDIZED RETURNS)

                                    1 YR            INCEPTION
                                 ----------         ---------
# YEARS IN PERIOD                     1              3.00274
CUMULATIVE TOTAL RETURN
  (Excluding Maximum Sales Load)    4.24%             13.42%
CUMULATIVE TOTAL RETURN
  (After Deducting Maximum
     Sales Load)                    0.59%              9.45%
AVERAGE ANNUAL TOTAL RETURN         4.24%              4.28%
MAXIMUM SALES LOAD                  3.50%              3.50%


FOR THE ONE YEAR PERIOD ENDED OCTOBER 31, 1996
------------------------------------------------------------------------
Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------

(ERV/P)  - 1             = T        (ERV/P)**(1/N)      -1  = T

($1,042.40/1,000)    -1  = T        ($1,042.40/1,000)   -1  = T
                  .0424  = T                         .0424  = T
                  4.24%  = T                         4.24%  = T


INCEPTION THROUGH OCTOBER 31, 1996

Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------
(Excluding Maximum Sales Load)
------------------------------

(ERV/P)  - 1             = T        (ERV/P)**(1/N)       -1  = T

($1,134.22/1,000)    -1  = T        ($1,134.22/1,000)
                                         ** (1/3.00274)  -1  = T
                  .1342  = T                          .0428  = T
                 13.42%  = T                          4.28%  = T

Cumulative Total Return  (After Deducting Maximum Sales Load)
-------------------------------------------------------------

(ERV/P)    -1            = T

($1,094.51/1,000)    -1  = T
                  .0945  = T
                  9.45%  = T

           FUND NAME:  RODNEY SQUARE STRATEGIC FIXED-INCOME FUND
                       THE MUNICIPAL INCOME PORTFOLIO

           Yield for the Thirty-Day Period Ended October 31, 1996


ACTUAL YIELD FOR THE 30-DAY PERIOD:
-----------------------------------

Yield  =  2[((a-b)/cd + 1)**6 - 1]

Yield  =  2[((69,785.36 - 10,165.29)/1,332,208.4554 * $12.91 + 1) ** 6 -1]

Yield  =  .04196042

Yield  =  4.20%


YIELD FOR THE PERIOD WITHOUT THE EFFECT OF FEE WAIVERS:
-------------------------------------------------------

Yield  =  2[((a-b)/cd + 1)**6 - 1]

Yield  =  2[((69,785.36 - 19,878.00)/1,332,208.4554 * $12.91 + 1) ** 6 -1]

Yield  =  .03507509

Yield  =  3.51%